Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces September Quarter Profit

•	September quarter 2017 GAAP pre-tax income of $1.8 billion, net income of $1.2 billion and earnings per diluted share of $1.64

•	September quarter 2017 adjusted pre-tax income[1] of $1.7 billion, adjusted net income of $1.1 billion and adjusted earnings per diluted share of $1.57

•	Delta returned $769 million to shareholders through dividends and share repurchases

ATLANTA, Oct. 11, 2017 – Delta Air Lines (NYSE:DAL) today reported financial results for the September quarter 2017. Highlights of those results, including both GAAP and adjusted metrics, are below and incorporated here.

Adjusted pre-tax income for the September 2017 quarter was $1.7 billion, a $182 million decrease from the September 2016 quarter. Pre-tax income includes a $120 million reduction from the operational disruption following Hurricane Irma that hit the Caribbean, Florida, Georgia and, specifically, Delta’s hub in Atlanta.

“While we faced a number of challenges this quarter, including multiple hurricanes and an earthquake in Mexico, I am proud of how Delta people responded and still delivered an outstanding performance this quarter,” said Ed Bastian, Delta’s chief executive officer. “Having just completed the busiest summer travel season in our history, we have good momentum, a determined team and a solid pipeline of initiatives to grow earnings and margins.”

To assist customers and employees in affected regions, Delta operated nine humanitarian flights, added more than 12,000 additional seats to impacted cities and shipped more than 600,000 pounds of relief supplies.  In addition, Delta and the Delta Air Lines Foundation made $2.75 million in contributions to Red Cross organizations, while Delta employees contributed $250,000 to the American Red Cross and another $250,000 to the Delta Care Fund that directly supports fellow employees.

Revenue Environment

Delta’s operating revenue of $11.1 billion for the September quarter was up 5.5 percent, or $577 million versus prior year, despite a $140 million reduction from Hurricane Irma.

Passenger revenue increased $328 million, including $160 million from Delta’s Branded Fares initiatives. Passenger unit revenues increased 1.9 percent on 1.6 percent higher capacity.

Cargo revenue increased 11.5 percent, driven by higher volumes in freight and mail. Other revenue increased 18.4 percent primarily due to higher loyalty revenue and third-party refinery sales.

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“Three of four entities reported positive unit revenues, and we see continued opportunity in business yields. We expect fourth quarter unit revenues to be up two to four percent with all entities in positive territory by year end,” said Glen Hauenstein, Delta’s president. “Our commercial platform of delivering network efficiency, driving customer innovation and improving customer choice should allow us to deliver sustained positive unit revenue, while maintaining our industry-leading revenue premium.”

		Increase (Decrease)
		3Q17 versus 3Q16
		Change	Unit
Revenue	3Q17 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,897	6.1%	1.6%	0.1%	4.5%
Regional	1,475	1.3%	3.3%	2.5%	(1.9) %
Total Domestic	6,372	5.0%	1.5%	0.0%	3.4%
Atlantic	1,727	3.4%	2.4%	(2.2) %	0.9%
Pacific	680	(10.3) %	(3.1) %	(0.8) %	(7.5) %
Latin America	620	8.6%	5.9%	4.4%	2.6%
Total Passenger	9,399	3.6%	1.9%	0.2%	1.6%
Cargo Revenue	187	11.5%
Other Revenue	1,474	18.4%
Total Revenue	11,060	5.5%	2.7%

See Note A for reconciliation of total unit revenue (TRASM) change

December 2017 Quarter Guidance

For the December quarter, Delta is expecting continued pressure on margins as its unit revenue momentum catches up to the rise in fuel prices that began in July.

4Q17 Forecast
Operating margin	11% - 13%
Fuel price, including taxes and refinery impact	$1.82 - $1.87
Compared to 4Q16
Passenger unit revenue	Up 2% - 4%
CASM-Ex, including profit sharing
As reported[2]	Down 1% - flat
Normalized[3]	Up 4% - 5%
System Capacity	Up ~ 2%

See Note A for information about reconciliation of projected non-GAAP financial measures

Cost Performance

Adjusted fuel expense4 increased $230 million compared to the same period in 2016 as market fuel prices increased throughout the quarter. Delta’s adjusted fuel price per gallon for the September quarter was $1.68, which includes $0.03 of benefit from the refinery.

CASM-Ex, including profit sharing increased 4.8 percent for the September 2017 quarter compared to the prior year period which includes pressure from Hurricane Irma-related flight cancellations. Normalized CASM-Ex, including profit sharing increased 2.6 percent versus the prior year period, driven by employee wage increases, product investments, and accelerated depreciation associated with Delta’s narrowbody fleet initiatives.

2

Non-operating expense declined $35 million for the quarter due to foreign exchange favorability.

“For the full year we expect non-fuel unit costs to be up approximately four percent as harmonization of profit sharing plans, accelerated depreciation of narrowbody aircraft and pressure from weather-related cancellations have added over a point of pressure to costs from our previous guidance,” said Paul Jacobson, Delta’s chief financial officer. “However with the productivity from our fleet, maintenance and technology initiatives combined with the determination of the Delta team, we are confident we can deliver our long-term two percent cost target for 2018 and beyond.”

Cash Flow, Shareholder Returns, and Adjusted Net Debt

Delta generated $1.6 billion of operating cash flow and $471 million of free cash flow during the quarter. The company used this cash generation to invest nearly $1 billion into the business for aircraft purchases and improvements, facilities upgrades and technology, as well as $175 million to complete its 49% ownership of Aeromexico.

Adjusted net debt at the end of the quarter was $8.8 billion, up $2.7 billion versus year end as a result of Delta’s March quarter 2017 unsecured debt issuance used to accelerate pension funding. The company’s unfunded pension liability has declined by $3.8 billion at the same time from $10.6 billion at the end of 2016 to $6.8 billion at the end of the September quarter.

For the September quarter, Delta returned $769 million to shareholders, comprised of $550 million of share repurchases and $219 million in dividends. The company completed the 2015 $5 billion share repurchase authorization during the September quarter and December quarter purchases will be made under its 2017 $5 billion share repurchase authorization.

“Delta’s improved financial position was recognized with an investment grade credit rating by Standard & Poor’s this quarter – the third agency to grant Delta this status,” Jacobson continued. “With strong cash flows and a systematic approach to shareholder returns through share buybacks and dividends, we are committed to maintaining our durable franchise.”

September Quarter Results

Special items for the quarter consist primarily of mark-to-market adjustments on fuel hedges.

	GAAP		Adjusted
($ in millions except per share and unit costs)	3Q17	3Q16	3Q17	3Q16
Pre-tax income	1,805	1,900	1,724	1,906
Net income	1,178	1,259	1,127	1,263
Diluted earnings per share	1.64	1.69	1.57	1.70
Fuel expense (including regional carriers)	1,785	1,652	1,859	1,629
Average fuel price per gallon	1.61	1.50	1.68	1.48
Consolidated unit cost (CASM/CASM-Ex)	13.14	12.33	10.05	9.58
Operating cash flow	1,645	1,854	1,562	1,771
Total debt and capital leases	8,808	7,565	8,848	6,403

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About Delta

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No. 1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 311 destinations in 54 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Mexico City, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle, Seoul, and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $387 million and $247 million for the September 2017 and September 2016 quarters, and $975 million and $845 million for the nine months ended September 30, 2017 and 2016, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(3)	Normalized CASM-Ex, including profit sharing: Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter. On a normalized basis, approximately $140 million of this amount related to the September 2016 quarter. We believe that adjusting this period allows investors to better understand and analyze the company's core operational performance on a year-over-year basis.

(4)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway, or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom leading up to and following the exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Oct. 11, 2017, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(in millions, except per share data)	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$7,924	$7,615	$309	4%	$22,027	$21,530	$497	2%
Regional carriers	1,475	1,456	19	1%	4,291	4,273	18	-%
Total passenger revenue	9,399	9,071	328	4%	26,318	25,803	515	2%
Cargo	187	167	20	12%	530	494	36	7%
Other	1,474	1,245	229	18%	4,151	3,884	267	7%
Total operating revenue	11,060	10,483	577	6%	30,999	30,181	818	3%

Operating Expense:
Salaries and related costs	2,715	2,463	252	10%	7,804	7,165	639	9%
Aircraft fuel and related taxes	1,519	1,422	97	7%	4,207	3,877	330	9%
Regional carriers expense
Fuel	266	230	36	16%	747	616	131	21%
Other	890	889	1	-%	2,600	2,605	(5)	-%
Depreciation and amortization	574	474	100	21%	1,649	1,430	219	15%
Contracted services	561	520	41	8%	1,627	1,480	147	10%
Aircraft maintenance materials and outside repairs	503	462	41	9%	1,496	1,357	139	10%
Passenger commissions and other selling expenses	482	466	16	3%	1,344	1,291	53	4%
Landing fees and other rents	400	399	1	-%	1,144	1,123	21	2%
Passenger service	315	264	51	19%	806	674	132	20%
Profit sharing	314	326	(12)	(4)%	803	922	(119)	(13)%
Aircraft rent	89	72	17	24%	259	204	55	27%
Other	593	527	66	13%	1,593	1,505	88	6%
Total operating expense	9,221	8,514	707	8%	26,079	24,249	1,830	8%

Operating Income	1,839	1,969	(130)	(7)%	4,920	5,932	(1,012)	(17)%

Non-Operating Expense:
Interest expense, net	(100)	(95)	(5)	5%	(297)	(295)	(2)	1%
Miscellaneous, net	66	26	40	NM	(12)	47	(59)	NM
Total non-operating expense, net	(34)	(69)	35	(51)%	(309)	(248)	(61)	25%

Income Before Income Taxes	1,805	1,900	(95)	(5)%	4,611	5,684	(1,073)	(19)%

Income Tax Provision	(627)	(641)	14	(2)%	(1,606)	(1,933)	327	(17)%

Net Income	$1,178	$1,259	$(81)	(6)%	$3,005	$3,751	$(746)	(20)%

Basic Earnings Per Share	$1.64	$1.70			$4.15	$4.95
Diluted Earnings Per Share	$1.64	$1.69			$4.13	$4.92

Basic Weighted Average Shares Outstanding	716	740			724	758
Diluted Weighted Average Shares Outstanding	719	744			727	762

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Consolidated:
Revenue passenger miles (millions)	61,006	58,973	3.4%	166,533	163,113	2.1%
Available seat miles (millions)	70,167	69,028	1.6%	194,265	193,152	0.6%
Passenger mile yield (cents)	15.41	15.38	0.2%	15.80	15.82	(0.1%)
Passenger revenue per available seat mile (cents)	13.40	13.14	1.9%	13.55	13.36	1.4%
Total revenue per available seat mile (cents)	15.76	15.19	3.8%	15.96	15.63	2.1%
TRASM, excluding refinery- see Note A (cents)	15.58	15.17	2.7%	15.82	15.55	1.7%
Operating cost per available seat mile (cents)	13.14	12.33	6.6%	13.42	12.55	6.9%
CASM-Ex, including profit sharing - see Note A (cents)	10.05	9.58	4.8%	10.37	9.79	5.9%
Passenger load factor	86.9%	85.4%	1.5 pts	85.7%	84.4%	1.3 pts
Fuel gallons consumed (millions)	1,108	1,099	0.9%	3,073	3,075	(0.1%)
Average price per fuel gallon	$1.61	$1.50	7.3%	$1.61	$1.46	10.3%
Average price per fuel gallon, adjusted - see Note A	$1.68	$1.48	13.2%	$1.68	$1.60	4.8%
Number of aircraft in fleet, end of period	996	960	36

Mainline:
Revenue passenger miles (millions)	55,575	53,479	3.9%	150,784	147,113	2.5%
Available seat miles (millions)	63,504	62,232	2.0%	174,605	173,115	0.9%
Operating cost per available seat mile (cents)	12.61	11.79	7.0%	12.92	12.04	7.3%
CASM-Ex, including profit sharing - see Note A (cents)	9.68	9.17	5.6%	10.02	9.38	6.9%
Fuel gallons consumed (millions)	953	940	1.3%	2,618	2,618	-%
Average price per fuel gallon	$1.59	$1.50	6.0%	$1.60	$1.48	8.1%
Average price per fuel gallon, adjusted - see Note A	$1.66	$1.48	12.2%	$1.68	$1.64	2.4%
Number of aircraft in fleet, end of period	857	830	27

Note: except for number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	September 30,
(in millions)	2017	2016
Cash Flows From Operating Activities:
Net income	$1,178	$1,259
Depreciation and amortization	574	474
Deferred income taxes	622	625
Changes in air traffic liability	(837)	(813)
Other working capital changes, net	108	309
Net cash provided by operating activities	1,645	1,854

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(614)	(505)
Ground property and equipment, including technology	(328)	(175)
Purchase of equity investments	(173)	–
Net purchases of short-term investments	(213)	(229)
Other, net	6	22
Net cash used in investing activities	(1,322)	(887)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(255)	(254)
Repurchases of common stock	(550)	(500)
Cash dividends	(219)	(150)
Other, net	(62)	(87)
Net cash used in financing activities	(1,086)	(991)

Net Decrease in Cash and Cash Equivalents	(763)	(24)
Cash and cash equivalents at beginning of period	2,241	1,662
Cash and cash equivalents at end of period	$1,478	$1,638

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

Unaudited)

	September 30,	December 31,
(in millions)	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,478	$2,762
Short-term investments	960	487
Accounts receivable, net	2,399	2,064
Fuel inventory	720	519
Expendable parts and supplies inventories, net	416	372
Prepaid expenses and other	1,110	1,247
Total current assets	7,083	7,451

Property and Equipment, Net:
Property and equipment, net	25,900	24,375

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,851	4,844
Deferred income taxes, net	1,422	3,064
Other noncurrent assets	2,878	1,733
Total other assets	18,945	19,435
Total assets	$51,928	$51,261

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,224	$1,131
Air traffic liability	5,528	4,626
Accounts payable	3,059	2,572
Accrued salaries and related benefits	2,683	2,924
Frequent flyer deferred revenue	1,759	1,648
Other accrued liabilities	2,243	2,338
Total current liabilities	16,496	15,239

Noncurrent Liabilities:
Long-term debt and capital leases	7,584	6,201
Pension, postretirement and related benefits	9,565	13,378
Frequent flyer deferred revenue	2,281	2,278
Other noncurrent liabilities	2,001	1,878
Total noncurrent liabilities	21,431	23,735

Commitments and Contingencies

Stockholders' Equity	14,001	12,287
Total liabilities and stockholders' equity	$51,928	$51,261

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. The company does not reconcile forward looking non-GAAP financial measures because MTM adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income, adjusted and Net Income, adjusted. We adjust for the following items to determine pre-tax income, adjusted and net income, adjusted, for the reasons described below:

Mark-to-Market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core financial performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to understand and analyze the company’s core financial performance in the periods shown.

Income tax. We included the income tax effect of adjustments when presenting net income, adjusted. We believe that presenting the income tax effect of adjustments allows investors to understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2017
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,805	$(627)	$1,178	$1.64
Adjusted for:
MTM adjustments and settlements	(74)	27	(47)
Virgin Atlantic MTM adjustments	(7)	3	(4)
Total adjustments	(81)	30	(51)	(0.07)
Non-GAAP	$1,724	$(597)	$1,127	$1.57
Year-over-year change	$(182)

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,900	$(641)	$1,259	$1.69
Adjusted for:
MTM adjustments and settlements	23	(8)	15
Virgin Atlantic MTM adjustments	(17)	6	(11)
Total adjustments	6	(2)	4	0.01
Non-GAAP	$1,906	$(643)	$1,263	$1.70

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Total Revenue Per Available Seat Mile "TRASM", excluding refinery. We adjust TRASM for refinery sales to third parties to determine TRASM, adjusted because these revenues are not related to our airline segment. TRASM, excluding refinery therefore provides a more meaningful comparison of revenue from our airline operations to the rest of the airline industry.

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016	Change
TRASM (cents)	15.76	15.19	3.8%
Adjusted for:
Third party refinery sales	(0.18)	(0.02)
TRASM, excluding refinery	15.58	15.17	2.7%

	Nine Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2016
TRASM (cents)	15.96	15.63
Adjusted for:
Third party refinery sales	(0.14)	(0.08)
TRASM, excluding refinery	15.82	15.55

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and airline segment hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to understand and analyze our core operational performance in the periods shown.

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$1,822	$1,585	$1.64	$1.44
Airline segment fuel hedge impact	–	22	–	0.02
Refinery segment impact	(37)	45	(0.03)	0.04
Total fuel expense	$1,785	$1,652	$1.61	$1.50
MTM adjustments and settlements	74	(23)	0.07	(0.02)
Total fuel expense, adjusted	$1,859	$1,629	$1.68	$1.48
Year-over-year change	$230

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per gallon data)	2017	2016	2017	2016
Fuel purchase cost	$5,029	$4,118	$1.64	$1.34
Airline segment fuel hedge impact	12	292	–	0.09
Refinery segment impact	(87)	83	(0.03)	0.03
Total fuel expense	$4,954	$4,493	$1.61	$1.46
MTM adjustments and settlements	210	439	0.07	0.14
Total fuel expense, adjusted	$5,164	$4,932	$1.68	$1.60

Mainline:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Mainline average price per gallon	$1.59	$1.50	$1.60	$1.48
MTM adjustments and settlements	0.07	(0.02)	0.08	0.16
Mainline average price per gallon, adjusted	$1.66	$1.48	$1.68	$1.64

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Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact, normalized. Delta’s new pilot contract was ratified on December 1, 2016 and was retroactive to January 1, 2016. As a result, Delta recognized $380 million in retroactive wages and other benefits in the December 2016 quarter. On a normalized basis, approximately $140 million of this amount related to the September 2016 quarter.

Consolidated CASM-Ex:

	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	Change	September 30, 2017	September 30, 2016
CASM (cents)	13.14	12.33	13.42	12.55
Adjusted for:
Aircraft fuel and related taxes	(2.54)	(2.39)	(2.55)	(2.33)
Other expenses	(0.55)	(0.36)	(0.50)	(0.43)
CASM-Ex	10.05	9.58	4.8%	10.37	9.79
Adjusted for:
Pilot contract impact, normalized	–	0.21
CASM-Ex, adjusted for pilot contract impact, normalized	10.05	9.79	2.6%

Mainline CASM-Ex:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Mainline CASM (cents)	12.61	11.79	12.92	12.04
Adjusted for:
Aircraft fuel and related taxes	(2.38)	(2.27)	(2.40)	(2.23)
Other expenses	(0.55)	(0.35)	(0.50)	(0.43)
Mainline CASM-Ex	9.68	9.17	10.02	9.38

Operating Cash Flow, adjusted. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for capital expenditures, debt service or general corporate initiatives. Adjustments include:

Hedge deferrals, including early settlements. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Additionally, during the June 2016 quarter, we early terminated certain of our outstanding deferral transactions and made cash payments of $170 million, including normal settlements. Operating cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the periods shown.

Hedge margin and other. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to understand and analyze the company’s core operational performance in the periods shown.

	Three Months Ended	Three Months Ended
(in millions)	September 30, 2017	September 30, 2016
Net cash provided by operating activities (GAAP)	$1,645	$1,854
Adjustments:
Hedge deferrals, including early settlements	(83)	(76)
Hedge margin and other	–	(7)
Net cash provided by operating activities, adjusted	$1,562	$1,771

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to understand the net impact of hedging activities in the period shown.

Three Months Ended
(in millions)	September 30, 2017
Net cash provided by operating activities	$1,645
Net cash used in investing activities	(1,322)
Adjustments:
Hedge deferrals	(83)
Net purchases of short-term investments and other	231
Total free cash flow	$471

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and represents the continued progress we have made on our debt initiatives.

(in millions)	September 30, 2017		December 31, 2016
Debt and capital lease obligations	$8,808		$7,332
Plus: unamortized discount, net and debt issuance costs	97		104
Adjusted debt and capital lease obligations		$8,905		$7,436
Plus: 7x last twelve months' aircraft rent		2,381		1,995
Adjusted total debt		11,286		9,431
Less: cash, cash equivalents and short-term investments		(2,438)		(3,249)
Less: hedge margin receivable		–		(38)
Adjusted net debt		$8,848		$6,144

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